EXHIBIT 99.1

For Immediate Release

ROCKY MOUNTAIN CHOCOLATE FACTORY PROVIDES BUSINESS UPDATE IN RESPONSE TO COVID-19

DURANGO, Colorado (May 11, 2020) -- Rocky Mountain Chocolate Factory, Inc. (Nasdaq: RMCF) (the “Company”), which franchises gourmet chocolate and confection stores and manufactures premium chocolates and other confectionery products, today provided an update regarding the impact of the novel coronavirus (COVID-19) pandemic and related global economic conditions on the Company’s business. The Company is also announcing certain actions that management and the Company’s Board of Directors (the “Board”) are implementing to enhance the Company’s liquidity given the business disruptions and current global economic conditions resulting from the COVID-19 pandemic, including the vast mandated self-quarantines and closures of non-essential business throughout the United States and around the world.

As of May 11, 2020, the Company, its subsidiaries and its franchisees operated 419 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores in 40 states, Canada, South Korea, Qatar, the Republic of Panama and The Republic of the Philippines. Nearly all stores have been directly and negatively impacted by public health measures taken in response to the COVID-19 pandemic, with nearly all locations experiencing outright closures, reduced operations or lower sales as a result of, among other things, modified business hours and mall closures, and general changes in consumers’ economic activity during the COVID-19 pandemic. As a result, franchisees and licensees are not ordering products for their stores in line with forecasted amounts. This trend has negatively impacted, and is expected to continue to negatively impact the Company’s business and results of operations, including, among other things, factory sales, retail sales and royalty and marketing fees.

In addition, the Board has decided to suspend the Company’s first quarter cash dividend payment to preserve cash and provide additional flexibility in the current environment. Furthermore, the Board has suspended future quarterly dividends until the significant uncertainty of the current public health crisis and global economic climate has passed and the Board determines that resumption of dividend payments is in the best interest of the Company and its stockholders.

“During this challenging and unprecedented time, our foremost priority is the safety and well-being of our employees, customers, franchisees and communities,” said Bryan Merryman, CEO and Chairman of the Board. “In addition to our already stringent practices for the quality and safety of our confections, we are diligently following health and safety guidance issued by the World Health Organization, the Centers for Disease Control and state and local governmental agencies. I want to thank our customers for their continued trust and support as well as our devoted employees for their commitment to safety,” continued Merryman.

“COVID-19 has had an unprecedented impact on our industry as containment measures were taken across the globe. Numerous countries, states and local governments have effected ordinances to protect the public through social distancing, which has caused, and we expect will continue to cause, a significant decrease in, among other things, factory sales, retail sales and royalty and marketing fees, both from the closure and reduced hours of stores, but also changes in consumer activity in the future in physical stores as consumers continue to practice social distancing,” commented Merryman. “With that said, Rocky Mountain Chocolate Factory products remain available for sale online. Our current focus is on supporting our franchisees and licensees during this challenging time and driving growth in our online sales, especially in light of our recently announced ecommerce licensing agreement with Edible Arrangements®, LLC, while also sensibly managing costs. The number of our and our franchisee’s stores remaining open may change frequently and significantly due to the ever-changing nature of the outbreak,” continued Merryman.

“Management is taking all necessary and appropriate action to maximize the Company’s liquidity as we navigate the current landscape,” commented Merryman. “These actions include significantly reducing our operating expenses and production volume to reflect reduced sales volumes as well as the elimination of all non-essential spending and capital expenditures. Further, in an abundance of caution and to maintain ample financial flexibility, we have drawn down the full amount under our line of credit and we have received loans under the Paycheck Protection Program. The receipt of funds under the Paycheck Protection Program has allowed us to avoid workforce reduction measures amidst a steep decline in revenue and production volume,” concluded Merryman.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. As of May 11, 2020, the Company, its subsidiaries and its franchisees operated 419 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores in 40 states, Canada, South Korea, Qatar, the Republic of Panama and The Republic of the Philippines. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Forward-Looking Statements

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These statements involve risks and uncertainties. The nature of the Company's operations and the environment in which it operates subjects it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this press release may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. Factors which could cause results to differ include, but are not limited to: the impact of the COVID-19 pandemic and global economic conditions on the Company’s business, including, among other things, online sales, factory sales, retail sales and royalty and marketing fees, the Company’s liquidity, the Company’s cost cutting and capital preservation measures, changes in the confectionery business environment, seasonality, consumer interest in the Company's products, general economic conditions, the success of the Company's frozen yogurt business, receptiveness of the Company's products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company's co-branding strategy, the success of international expansion efforts and the effect of government regulations. Government regulations which the Company and its franchisees either are, or may be, subject to and which could cause results to differ from forward-looking statements include, but are not limited to: local, state and federal laws regarding health, sanitation, safety, building and fire codes, franchising, employment, manufacturing, packaging and distribution of food products and motor carriers. For a detailed discussion of the risks and uncertainties that may cause the Company's actual results to differ from the forward-looking statements contained herein, please see the "Risk Factors" contained in Item 1A. of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2019, as amended by the Company's Annual Report on Form 10-K/A for the fiscal year ended February 28, 2019. Additional factors that might cause such differences include, but are not limited to: the length and severity of the current COVID-19 pandemic and its effect on among other things, factory sales, retail sales, royalty and marketing fees and operations, the effect of any governmental action or mandated employer-paid benefits in response to the COVID-19 pandemic, and the Company’s ability to manage costs and reduce expenditures in a low or zero revenue environment and the availability of additional financing if and when required. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this press release or those that might reflect the occurrence of unanticipated events.

For Further Information, Contact:

Rocky Mountain Chocolate Factory, Inc.

(970) 375-5678

SOURCE: Rocky Mountain Chocolate Factory, Inc.